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                                                               EXHIBIT 10.10

                    SOUTHDOWN, INC. EXECUTIVE SEVERANCE PLAN

              (AS AMENDED AND RESTATED EFFECTIVE JANUARY 31, 2000)


I.       PURPOSES OF PLAN AND DEFINITIONS

         1.1 Purposes. This Southdown, Inc. Executive Severance Plan, as adopted effective January 31, 2000 (the "Plan"), for selected senior management employees is intended to provide greater incentives to attain and maintain the high standards of performance, to retain executives of outstanding competence and ability, to reward such executives for outstanding performance and to provide protection for loss of salary in the event of certain changes in control of the Company (as defined herein).

         1.2      Definitions.

                  (a) "Company" means Southdown, Inc., a Louisiana corporation, or any successor.

                  (b) "Subsidiary" means any corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock or any affiliated company which is controlled by the Company by reason of a management contract and stock ownership.

                  (c) "Board" means the Board of Directors of the Company.

                  (d) "Compensation Committee" means the Compensation and Development Committee of the Board.

                  (e) "Employee" means any employee of the Company or any Subsidiary (whether or not he is also a director thereof), who is compensated for employment of the Company or any Subsidiary by a regular salary and who is considered by the Compensation Committee to be a senior management employee.

                  (f) "Participant" means an Employee who has been selected by the Compensation Committee to participate in the Plan.

II.      ADMINISTRATION OF THE PLAN - COMPENSATION COMMITTEE

         2.1 Interpretations. The Compensation Committee shall have full power and authority to interpret, construe and administer this Plan.

         2.2 Compensation Committee Determinations Conclusive. All determinations by the Compensation Committee as to which Employees shall be offered the opportunity to participate herein shall be final, binding and conclusive upon all persons. The interpretation adopted by the Compensation Committee with respect to any provision of the Plan and the effect thereof shall be final, binding and conclusive upon all persons.

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III.     ELIGIBILITY OF EMPLOYEES

         3.1 Eligibility Requirements. The Compensation Committee shall in its sole discretion from time to time designate those Employees who are to participate herein. The initial Participants are set forth in Exhibit "A" attached hereto.

         3.2 Notification of Participation. Each Employee who is denominated a Participant herein by the Compensation Committee shall be provided an agreement in writing specifying that the Employee is a Participant in this Plan together with a copy of the Plan.

         3.3 Termination of Participation. An Employee's status as a Participant shall terminate at such time as may be determined by the Compensation Committee; provided, however, that (i) in the case of an Employee whose employment is terminated prior to a Change in Control, such individual shall cease participation immediately upon such termination and (ii) in the case of an Employee who is a Participant immediately prior to a Change in Control (as defined herein) such Participant's coverage by this Plan may not be terminated without the consent of the Participant within two years after the Effective Date of such Change in Control.


IV.      EXECUTIVE SEVERANCE BENEFITS

         4.1 Cash Severance Payment. In the event of the termination of a Participant's employment with the Company and any Subsidiary within two years following a Change in Control (as herein defined) for any reason other than Cause (as herein defined), or by resignation by a Participant under circumstances constituting Good Reason (as herein defined) within two years following a Change in Control), the Company shall pay to such a Participant forthwith an amount in cash equal to the sum of (i) the Participant's annual salary (at a rate equal to the higher of the rate of salary in effect on the date immediately prior to the Change in Control or the annual rate of salary in effect on the date of termination of employment) and (ii) the greater of the Participant's highest annual incentive bonus earned during the 12 months preceding termination of employment, the Participant's target annual bonus for the year in which termination occurs, or the Participant's target annual bonus for the year immediately prior to the Change in Control.

         4.2 Change in Control. For purposes of this Plan, a "Change in Control" shall be conclusively deemed to have occurred if (and only if) any of the following shall have taken place: (i) a change in control is reported by the Company in response to either Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or Item 1 of Form 8-K promulgated under the Exchange Act, or any


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similar reporting requirement hereafter promulgated by the Securities and
Exchange Commission; (ii) any person, entity or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than any employee benefit plan sponsored by the Company, is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent or more of the combined voting power of the Company's then outstanding securities (as determined under paragraph (d) of Rule 13d-3 promulgated under the Exchange Act, in the case of rights to acquire common stock); or (iii) following the election or removal of directors, a majority of the Board consists of individuals who were not members of the Board two years before such election or removal, unless the election of each director who was not a director at the beginning of such two-year period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the two-year period.

         4.3 Termination for Cause. For purposes of this Plan, a termination of employment for Cause shall mean termination upon the willful misappropriation of funds or properties of the Company, the willful contravention of proper standards of fiduciary responsibility attendant upon his service and office, or failure to comply with the terms of the Company's Code of Business Conduct. For purposes of this definition, no act, or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of the Company.

         4.4 Resignation for Good Reason. For purposes of this Plan, a resignation shall be considered under circumstances constituting Good Reason if a Participant's salary is materially reduced below the level in effect immediately prior to a Change in Control.

         4.5 Welfare Benefits Continuation. Any Participant entitled to benefits under Section 4.1 shall be entitled to receive for the 12 months following termination of employment continued coverage under the Company's medical, dental, long-term disability and life insurance plans with benefits and participant contributions no less favorable to the Participant than those in effect immediately prior to the Change in Control.

         4.6 Outplacement Services. Any Participant entitled to benefits under Section 4.1 shall be entitled to receive individual outplacement services for one year following termination at Company expense in an amount not to exceed $10,000.

V.       RIGHTS OF PARTICIPANTS

         5.1 Limitation of Rights. Nothing in this Plan shall be construed to:

                  (a) Give any Employee of the Company or a Subsidiary any right to participate in this Plan;

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                  (b)   Limit in any way the  right of the  Company  or any
         Subsidiary to terminate a Participant's employment with the Company or any Subsidiary at any time;

                  (c) Give a Participant or any spouse of a deceased Participant any interest in any fund or any specific asset or assets of the Company or any Subsidiary; or

                  (d) Be evidence of any agreement or understanding, express or implied, that the Company or any Subsidiary will employ a participant in any particular position or at any particular rate of remuneration.

         5.2 Non-alienation of Benefits. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same will be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits.

         5.3 Prerequisites to Benefits. No Participant, or any person claiming through a Participant shall have any right or interest in the Plan, or any benefits hereunder unless and until all of the terms, conditions and provisions of the Plan which affect such Participant or such other person shall have been complied with as specified herein.

         5.4 Relation to Other Plans and Agreements. Participation in this Plan is in lieu of, and not in addition to, participation in or the receipt of benefits under any other service plan of the Company or any Subsidiary, including, but not limited to, the Company's Special Severance Plan for Salaried Employees.

         5.5 Expenses. The Company shall pay the costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by a Participant in seeking to enforce his or her rights under the Plan.

VI.      MISCELLANEOUS

         6.1 Amendment or Termination of the Plan. The Board may amend or terminate this Plan at any time; provided, however, that the terms of the Plan as in effect upon a Change in Control may not be changed in a manner which would adversely affect the rights of any Employee who, as of the date immediately prior to the Change in Control, is a Participant in the Plan.

         6.2 Employment Status. This Plan does not constitute a contract of employment or impose on the Company or any subsidiary any obligation to retain the Participant as an employee, to change or not change the status of the Participant's employment, or to change the Company's policies or those of its subsidiaries regarding termination of employment.


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         6.3      Claims Procedure.

                  (a) All claims for benefits shall be in writing and shall be filed with the Compensation Committee.

                  (b) If the Compensation Committee wholly or partially denies a former employee's claim for benefits, the Compensation Committee shall give the claimant written notice within sixty (60) days after the Plan's receipt of the claim setting forth (i) the specific reason(s) for the denial, (ii) specific reference to pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information which must be submitted to perfect the claim, and an explanation of why such material or information is necessary, and (iv) an explanation of the Plan's review procedure.

                  (c) In the event of a benefit claim denial, the Company shall appoint a person who is not a member of the Compensation Committee to serve as Claim Reviewer. The person designated as the Claim Reviewer shall be reasonably acceptable to the claimant. The claimant shall have sixty (60) days after the day on which such written notice of denial is handed or mailed to him or her by the Compensation Committee in which to apply (in person or by authorized representative) in writing to the Claim Reviewer for a full and fair review of the denial of his or her claim. In connection with such review, the claimant (or his or her representative) shall be afforded a reasonable opportunity to review pertinent documents, and may submit issues and comments in writing. The Claim Reviewer shall arrange to meet personally with the claimant and/or representative within thirty (30) days after the Claim Reviewer's receipt of such written request for review for the purpose of hearing the claimant's contentions and receiving such relevant evidence as the claimant may wish to offer.

                  (d) The Claim Reviewer shall issue his decision on review within sixty (60) days after meeting with the claimant or claimant's personal representative, unless in the sole discretion of the Claim Reviewer special circumstances require an extension to not later than one hundred twenty (120) days after such meeting. The decision shall be in writing and shall set forth specific reasons for the decision and specific references to pertinent Plan provisions on which the decision is based.

                  (e) The Company or its subsidiary shall pay the costs and expenses, including without limitation, reasonable attorneys' fees, incurred by an employee in seeking to enforce his or her rights under the Plan.

         6.4 Applicable Laws. This Plan shall be construed, administered and governed in all respects under the laws of the State of Texas.

         6.5 Validity and Severability. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which


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shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                                     SOUTHDOWN, INC.



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                                    EXHIBIT A

                       PARTICIPANTS IN THE SOUTHDOWN, INC.
                            EXECUTIVE SEVERANCE PLAN


P. Alsop
R. Arredondo
J. Bloom
S. Bryan
T. Daman
S. Davis
L. Hoffis
R. Johns
P. Miller
D. Newquist
W. Vines




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                    SOUTHDOWN, INC. EXECUTIVE SEVERANCE PLAN

                            PARTICIPATION CERTIFICATE


         This Participation Certificate given this ___ day of ____________________, ____, by Southdown, Inc., a Louisiana corporation ("Company"), to __________ ("Employee") with terms herein having the meaning assigned to such terms in the Southdown, Inc. Executive Severance Plan, as established effective January 31, 2000 (the "Plan"), unless otherwise stated.

                  1. The Compensation Committee hereby designates Employee as a Participant in the Plan effective as of Effective Date.

                  2. Upon Employee's termination of employment following a Change in Control under the circumstances and subject to the terms and conditions described Article IV of the Plan, Employee will be entitled to the benefits specified in Sections 4.1, 4.5 and 4.6 of the Plan.

                  3. Employee's status as a Participant in the Plan may be terminated by action of the Compensation Committee but only after formal notice in writing to the Employee; provided, however, that Employee's status as a Participant may not be terminated after a Change in Control.

                                            COMPENSATION COMMITTEE


                                            By:
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